Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Beacon Sales Acquisition, Inc. 401(k) Profit Sharing Plan

Herndon, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-128379) of Beacon Roofing Supply, Inc. of our report dated June 17, 2022, relating to the financial statements and supplemental schedule of Beacon Sales Acquisition, Inc. 401(k) Profit Sharing Plan which appear in this Form 11-K for the year ended December 31, 2021.

/s/ BDO USA, LLP

Grand Rapids, Michigan

June 17, 2022